Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS SECOND QUARTER 2011 DILUTED EPS OF $0.46,

DOMESTIC RevPAR GROWTH OF 6.6%

SILVER SPRING, MD. (August 1, 2011) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for second quarter 2011:

•	Diluted earnings per share (“EPS”) for second quarter 2011 were $0.46 compared to $0.45 for the same period of the prior year.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $47.3 million for the three months ended June 30, 2011, compared to $45.7 million for the same period of 2010. Operating income increased 3% from $43.6 million for the three months ended June 30, 2010 to $45.1 million for the same period of the current year.

•

Franchising revenues increased 7% from $68.4 million for the three months ended June 30, 2010 to $73.4 million for the same period of 2011. Total revenues for the three months ended June 30, 2011 increased 10% to $165.3 million compared to the same period of 2010.

•	Worldwide unit growth increased 0.7 percent from June 30, 2010 comprised of domestic and international unit growth of 0.5 percent and 1.6 percent, respectively.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 6.6% for the second quarter of 2011 compared to the same period of 2010.

•	The effective royalty rate increased 4 basis points to 4.33% for the three months ended June 30, 2011 compared to 4.29% for the same period of the prior year.

•	The company executed 69 new domestic hotel franchise contracts for the three months ended June 30, 2011, an increase of 11% compared to the 62 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 23% from June 30, 2010 to 451 hotels representing 37,892 rooms; the worldwide pipeline declined 19% from June 30, 2010 to 554 hotels representing 46,612 rooms.

“During the second quarter, we continued to see strong gains in RevPAR domestically across every brand in the Choice family thanks to a combination of increases in both occupancy and rate,” said Stephen P. Joyce, president and chief executive officer. “We were also pleased to see a robust increase in domestic franchise development agreements for our conversion brands. In particular, the development community continues to warmly receive our Ascend Collection membership program, with units online increasing more than 35% over the past year. We are also excited with the recent addition of the Collection’s largest property, the 431-room Xona Resorts Suites hotel in Scottsdale, Arizona which will further strengthen the portfolio.”

Special Items

During the three and six months ended June 30, 2011, the company recorded employee termination benefits charges of approximately $0.3 million and $0.4 million, respectively. In addition, during the six months ended June 30, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. These amounts represented diluted EPS of $0.03 for the six months ended June 30, 2011 but did not have an effect on the reported diluted EPS for the three months ended June 30, 2011.

During the three and six months ended June 30, 2010, the company recorded employee termination benefits charges (reversals) of approximately ($0.1) million and $0.2 million, respectively. These amounts did not have an effect on the reported diluted EPS for the periods reported.

Outlook for 2011

The company’s third quarter 2011 diluted EPS is expected to be $0.59. The company expects full-year 2011 adjusted diluted EPS to be between $1.75 and $1.77. Adjusted EBITDA for full-year 2011 are expected to be between $178 million and $180 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to be relatively flat in 2011;

•	RevPAR is expected to increase approximately 5% for the third quarter of 2011 and increase approximately 5% for full-year 2011;

•	The effective royalty rate is expected to increase 1 basis points for full-year 2011;

•

The growth rate for selling, general and administrative expenses for the second half of 2011 is expected to moderate, from the growth rate in the first half of 2011, to a mid-single digit percentage increase compared to the second half of 2010;

•	All figures assume the existing share count and an effective tax rate of 34.5% and 33.5% for the third quarter and full-year 2011, respectively;

•

Adjusted EBITDA for the full year 2011 excludes $0.4 million of operating expenses related to employee termination benefits. Adjusted diluted EPS excludes the aforementioned employee termination benefits as well as a $1.8 million loss on land held for sale which together represent approximately $0.03 diluted EPS for full year 2011.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the six months ended June 30, 2011 the company paid $21.9 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the six months ended June 30, 2011, the company did not purchase shares of its common stock under the share repurchase program but still has authorization to purchase up to an additional 3.6 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.2 million shares of its common stock for a total cost of $1 billion through June 30, 2011. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.2 million shares through June 30, 2011 under the share repurchase program at an average price of $13.35 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, August 2, 2011 at 10:00 a.m. EDT to discuss the company’s second quarter 2011 results. The dial-in number to listen to the call is 1-800-599-9816, and the access code is 24713398. International callers should dial 1-617-847-8705 and enter the access code 24713398. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on Tuesday, August 2, 2011 through Friday, September 2, 2011 by calling 1-888-286-8010 and entering access code 84948188. The international dial-in number for the replay is 1-617-801-6888, access code 84948188. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,100 hotels, representing more than 490,000 rooms, in the United States and more than 30 other countries and territories. As of June 30, 2011, more than 450 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 37,000 rooms, and approximately 100 hotels, representing approximately 8,700 rooms, were under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 1, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three and six months ended June 30, 2011 and 2010 as well as a reduction in the carrying amount of land held for sale during the six months ended June 30, 2011. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2011 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2011	2010	$	%	2011	2010	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$62,301	$57,443	$4,858	8%	$106,541	$98,464	$8,077	8%
Initial franchise and relicensing fees	2,585	2,655	(70)	(3%)	5,199	4,567	632	14%
Procurement services	6,557	6,611	(54)	(1%)	9,722	9,856	(134)	(1%)
Marketing and reservation	90,832	80,389	10,443	13%	153,799	139,229	14,570	10%
Hotel operations	1,073	1,109	(36)	(3%)	1,937	1,976	(39)	(2%)
Other	1,953	1,641	312	19%	3,384	3,177	207	7%

Total revenues	165,301	149,848	15,453	10%	280,582	257,269	23,313	9%

OPERATING EXPENSES:

Selling, general and administrative	26,539	22,824	3,715	16%	50,386	44,640	5,746	13%
Depreciation and amortization	1,948	2,220	(272)	(12%)	3,903	4,392	(489)	(11%)
Marketing and reservation	90,832	80,389	10,443	13%	153,799	139,229	14,570	10%
Hotel operations	860	808	52	6%	1,693	1,564	129	8%

Total operating expenses	120,179	106,241	13,938	13%	209,781	189,825	19,956	11%

Operating income	45,122	43,607	1,515	3%	70,801	67,444	3,357	5%

OTHER INCOME AND EXPENSES, NET:
Interest expense	3,267	675	2,592	384%	6,491	1,296	5,195	401%
Interest income	(221)	(135)	(86)	64%	(431)	(195)	(236)	121%
Other (gains) and losses	(38)	1,238	(1,276)	(103%)	1,005	221	784	355%
Equity in net income of affiliates	—	(195)	195	(100%)	(301)	(548)	247	(45%)

Total other income and expenses, net	3,008	1,583	1,425	90%	6,764	774	5,990	774%

Income before income taxes	42,114	42,024	90	0%	64,037	66,670	(2,633)	(4%)
Income taxes	14,536	15,013	(477)	(3%)	20,729	23,866	(3,137)	(13%)

Net income	$27,578	$27,011	$567	2%	$43,308	$42,804	$504	1%

Basic earnings per share	$0.46	$0.45	$0.01	2%	$0.72	$0.72	$—	0%

Diluted earnings per share	$0.46	$0.45	$0.01	2%	$0.72	$0.72	$—	0%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$90,961	$91,259
Accounts receivable, net	58,044	47,638
Deferred income taxes	429	429
Other current assets	22,030	24,256

Total current assets	171,464	163,582

Fixed assets and intangibles, net	139,066	142,528
Receivable — marketing and reservation fees	60,475	42,507
Investments, employee benefit plans, at fair value	24,972	23,365
Other assets	45,328	39,740

Total assets	$441,305	$411,722

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$83,752	$88,986
Deferred revenue	60,898	67,322
Deferred compensation & retirement plan obligations	2,693	2,552
Current portion of long-term debt	516	420
Revolving credit facility	—	200
Income taxes payable	17,142	5,778

Total current liabilities	165,001	165,258

Long-term debt	251,981	251,554
Deferred compensation & retirement plan obligations	34,969	35,707
Other liabilities	17,296	17,274

Total liabilities	469,247	469,793

Common stock, $0.01 par value	598	596
Additional paid-in-capital	95,083	92,774
Accumulated other comprehensive loss	(5,768)	(7,192)
Treasury stock, at cost	(867,249)	(872,306)
Retained earnings	749,394	728,057

Total shareholders’ deficit	(27,942)	(58,071)

Total liabilities and shareholders’ deficit	$441,305	$411,722

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$43,308	$42,804

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,903	4,392
Provision for bad debts	1,340	1,637
Non-cash stock compensation and other charges	7,436	5,297
Non-cash interest and other loss	22	307
Dividends received from equity method investments	159	148
Equity in net income of affiliates	(301)	(548)

Changes in assets and liabilities, net of acquisitions:
Receivables	(11,058)	(10,061)
Receivable - marketing and reservation fees, net	(11,387)	(17,996)
Accounts payable	6,026	9,043
Accrued expenses	(11,004)	(6,601)
Income taxes payable/receivable	11,404	11,492
Deferred income taxes	40	(55)
Deferred revenue	(6,463)	5,475
Other assets	(750)	(4,307)
Other liabilities	(624)	577

NET CASH PROVIDED BY OPERATING ACTIVITIES	32,051	41,604

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(5,110)	(12,249)
Equity method investments	(1,600)	—
Acquisitions, net of cash acquired	—	(466)
Purchases of investments, employee benefit plans	(1,139)	(1,204)
Proceeds from sales of investments, employee benefit plans	347	836
Issuance of notes receivable	(2,651)	(8,008)
Collections of notes receivable	13	37
Other items, net	(192)	(361)

NET CASH USED IN INVESTING ACTIVITIES	(10,332)	(21,415)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings (repayments) pursuant to revolving credit facilities	(200)	13,400
Repayments of long-term debt	(13)	—
Proceeds from the issuance of long-term debt	75	—
Purchase of treasury stock	(2,527)	(9,242)
Dividends paid	(21,922)	(21,924)
Excess tax benefits from stock-based compensation	1,061	12
Debt issuance costs	(2,356)	—
Proceeds from exercise of stock options	3,132	1,315

NET CASH USED IN FINANCING ACTIVITIES	(22,750)	(16,439)

Net change in cash and cash equivalents	(1,031)	3,750
Effect of foreign exchange rate changes on cash and cash equivalents	733	(694)
Cash and cash equivalents at beginning of period	91,259	67,870

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,961	$70,926

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2011*			For the Six Months Ended June 30, 2010*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$75.27	51.1%	$38.47	$73.44	49.5%	$36.33	2.5%	160	bps	5.9%
Comfort Suites	81.82	53.7%	43.96	81.05	50.5%	40.92	1.0%	320	bps	7.4%
Sleep	67.81	48.7%	33.03	66.93	47.3%	31.68	1.3%	140	bps	4.3%
Quality	64.47	44.7%	28.81	64.10	42.6%	27.31	0.6%	210	bps	5.5%
Clarion	70.89	42.4%	30.07	72.34	39.1%	28.27	(2.0%)	330	bps	6.4%
Econo Lodge	51.60	42.4%	21.89	51.21	40.7%	20.87	0.8%	170	bps	4.9%
Rodeway	47.78	43.2%	20.66	47.06	40.7%	19.14	1.5%	250	bps	7.9%
MainStay	64.06	61.8%	39.57	64.20	59.3%	38.06	(0.2%)	250	bps	4.0%
Suburban	39.82	65.3%	25.99	38.47	62.4%	24.01	3.5%	290	bps	8.2%
Ascend Collection	106.96	55.3%	59.19	103.97	50.1%	52.09	2.9%	520	bps	13.6%

Total	$68.57	48.2%	$33.02	$67.57	46.1%	$31.12	1.5%	210	bps	6.1%

*	Operating statistics represent hotel operations from December through May

	For the Three Months Ended June 30, 2011*			For the Three Months Ended June 30, 2010*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$77.54	57.7%	$44.73	$75.22	55.9%	$42.04	3.1%	180	bps	6.4%
Comfort Suites	83.89	60.3%	50.55	82.40	56.9%	46.88	1.8%	340	bps	7.8%
Sleep	69.95	55.0%	38.45	68.54	53.3%	36.51	2.1%	170	bps	5.3%
Quality	66.58	50.4%	33.58	65.93	48.0%	31.62	1.0%	240	bps	6.2%
Clarion	73.14	47.9%	35.01	74.37	44.2%	32.85	(1.7%)	370	bps	6.6%
Econo Lodge	53.10	47.4%	25.14	52.44	45.7%	23.95	1.3%	170	bps	5.0%
Rodeway	49.34	47.7%	23.55	48.32	44.8%	21.63	2.1%	290	bps	8.9%
MainStay	66.31	69.2%	45.87	65.04	66.3%	43.09	2.0%	290	bps	6.5%
Suburban	41.13	69.7%	28.68	39.51	65.8%	25.98	4.1%	390	bps	10.4%
Ascend Collection	113.44	60.4%	68.50	108.34	57.0%	61.70	4.7%	340	bps	11.0%

Total	$70.72	54.1%	$38.22	$69.31	51.8%	$35.86	2.0%	230	bps	6.6%

*	Operating statistics represent hotel operations from March through May

	For the Quarter Ended		For the Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

System-wide effective royalty rate	4.33%	4.29%	4.34%	4.30%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2011		June 30, 2010		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,416	110,736	1,446	113,677	(30)	(2,941)	(2.1%)	(2.6%)
Comfort Suites	613	47,441	621	48,200	(8)	(759)	(1.3%)	(1.6%)
Sleep	394	28,625	392	28,586	2	39	0.5%	0.1%
Quality	1,027	89,571	984	88,453	43	1,118	4.4%	1.3%
Clarion	193	28,335	175	25,188	18	3,147	10.3%	12.5%
Econo Lodge	778	48,197	785	48,543	(7)	(346)	(0.9%)	(0.7%)
Rodeway	377	20,506	381	21,473	(4)	(967)	(1.0%)	(4.5%)
MainStay	39	3,007	36	2,798	3	209	8.3%	7.5%
Suburban	61	7,255	63	7,608	(2)	(353)	(3.2%)	(4.6%)
Ascend Collection	44	3,392	32	2,646	12	746	37.5%	28.2%
Cambria Suites	19	2,215	21	2,453	(2)	(238)	(9.5%)	(9.7%)

Domestic Franchises	4,961	389,280	4,936	389,625	25	(345)	0.5%	(0.1%)

International Franchises	1,156	102,086	1,138	100,858	18	1,228	1.6%	1.2%

Total Franchises	6,117	491,366	6,074	490,483	43	883	0.7%	0.2%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2011			For the Six Months Ended June 30, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	5	18	23	3	13	16	67%	38%	44%
Comfort Suites	1	4	5	8	1	9	(88%)	300%	(44%)
Sleep	3	1	4	2	—	2	50%	NM	100%
Quality	—	35	35	1	31	32	(100%)	13%	9%
Clarion	—	8	8	—	6	6	NM	33%	33%
Econo Lodge	—	18	18	—	22	22	NM	(18%)	(18%)
Rodeway	—	18	18	1	19	20	(100%)	(5%)	(10%)
MainStay	1	3	4	3	—	3	(67%)	NM	33%
Suburban	2	1	3	1	—	1	100%	NM	200%
Ascend Collection	—	5	5	—	3	3	NM	67%	67%
Cambria Suites	2	—	2	3	—	3	(33%)	NM	(33%)

Total Domestic System	14	111	125	22	95	117	(36%)	17%	7%

	For the Three Months Ended June 30, 2011			For the Three Months Ended June 30, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	3	11	14	2	5	7	50%	120%	100%
Comfort Suites	1	2	3	6	1	7	(83%)	100%	(57%)
Sleep	1	1	2	—	—	—	NM	NM	NM
Quality	—	11	11	—	20	20	NM	(45%)	(45%)
Clarion	—	3	3	—	3	3	NM	0%	0%
Econo Lodge	—	12	12	—	12	12	NM	0%	0%
Rodeway	—	13	13	—	8	8	NM	63%	63%
MainStay	—	3	3	1	—	1	(100%)	NM	200%
Suburban	2	1	3	—	—	—	NM	NM	NM
Ascend Collection	—	4	4	—	1	1	NM	300%	300%
Cambria Suites	1	—	1	3	—	3	(67%)	NM	(67%)

Total Domestic System	8	61	69	12	50	62	(33%)	22%	11%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2011 Units			June 30, 2010 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	27	50	77	33	69	102	(6)	(18%)	(19)	(28%)	(25)	(25%)
Comfort Suites	3	108	111	1	136	137	2	200%	(28)	(21%)	(26)	(19%)
Sleep Inn	—	62	62	1	101	102	(1)	(100%)	(39)	(39%)	(40)	(39%)
Quality	25	5	30	41	11	52	(16)	(39%)	(6)	(55%)	(22)	(42%)
Clarion	16	2	18	15	5	20	1	7%	(3)	(60%)	(2)	(10%)
Econo Lodge	34	1	35	35	2	37	(1)	(3%)	(1)	(50%)	(2)	(5%)
Rodeway	15	1	16	26	3	29	(11)	(42%)	(2)	(67%)	(13)	(45%)
MainStay	4	37	41	—	39	39	4	NM	(2)	(5%)	2	5%
Suburban	—	22	22	—	26	26	—	NM	(4)	(15%)	(4)	(15%)
Ascend Collection	5	3	8	3	4	7	2	67%	(1)	(25%)	1	14%
Cambria Suites	—	31	31	—	35	35	—	NM	(4)	(11%)	(4)	(11%)

	129	322	451	155	431	586	(26)	(17%)	(109)	(25%)	(135)	(23%)

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Franchising Revenues:

Total Revenues	$165,301	$149,848	$280,582	$257,269
Adjustments:
Marketing and reservation revenues	(90,832)	(80,389)	(153,799)	(139,229)
Hotel operations	(1,073)	(1,109)	(1,937)	(1,976)

Franchising Revenues	$73,396	$68,350	$124,846	$116,064

Franchising Margins:

Operating Margin:

Total Revenues	$165,301	$149,848	$280,582	$257,269
Operating Income	$45,122	$43,607	$70,801	$67,444

Operating Margin	27.3%	29.1%	25.2%	26.2%

Adjusted Franchising Margin:

Franchising Revenues	$73,396	$68,350	$124,846	$116,064

Operating Income	$45,122	$43,607	$70,801	$67,444
Employee termination benefits	347	(119)	417	233
Hotel operations	(213)	(301)	(244)	(412)

	$45,256	$43,187	$70,974	$67,265

Adjusted Franchising Margins	61.7%	63.2%	56.8%	58.0%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Selling, general and administrative costs	$26,539	$22,824	$50,386	$44,640
Employee termination benefits	(347)	119	(417)	(233)

Adjusted Selling, General and Administrative Costs	$26,192	$22,943	$49,969	$44,407

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net Income	$27,578	$27,011	$43,308	$42,804
Adjustments:
Employee termination benefits	218	(74)	262	146
Loss on land held for sale	—	—	1,111	—

Adjusted Net Income	$27,796	$26,937	$44,681	$42,950

Weighted average shares outstanding-diluted	59,918	59,676	59,854	59,639

Diluted Earnings Per Share	$0.46	$0.45	$0.72	$0.72
Adjustments:
Employee termination benefits	—	—	0.01	—
Loss on land held for sale	—	—	0.02	—

Adjusted Diluted Earnings Per Share (EPS)	$0.46	$0.45	$0.75	$0.72

Adjusted EBITDA Reconciliation

(in millions)
	Q2 2011 Actuals	Q2 2010 Actuals	Six Months Ended June 30, 2011 Actuals	Six Months Ended June 30, 2010 Actuals	Full-Year 2011 Outlook

Operating Income (per GAAP)	$45.1	$43.6	$70.8	$67.4	$169.1 - $171.1
Employee termination benefits	0.3	(0.1)	0.4	0.2	0.4
Depreciation and amortization	1.9	2.2	3.9	4.4	8.5

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$47.3	$45.7	$75.1	$72.0	$178 -$180